Exhibit 1.4

Bye-laws of

Seadrill Limited
(formerly known as Seadrill 2021 Limited, registration no. 202100496)
Approved by the Board of Directors of the Company and adopted by the sole member of the Company with effect from 22 February 2022

Clarendon House, 2 Church Street
Hamilton HM 11, Bermuda
conyers.com
Legal – 19693012.20

Seadrill Limited

INTERPRETATION
1.DEFINITIONS
1.1.In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

“Act”	the Companies Act 1981 and any related regulations;
“Applicable Law”	with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person;
“Appointed Stock Exchange”	any stock exchange appointed by the Minister of Finance of Bermuda under the Act;
“Auditor”	includes an individual, company or partnership;
“Audit Committee”	the audit committee of the Board from time to time established/appointed in accordance with these Bye-laws;
“Bankruptcy Code”	title 11 of the United States Code, 11 U.S.C. §§ 101–1532, as amended;
“Bermuda Business Day”	any day other than a Saturday, Sunday or a day on which commercial banks located in Bermuda are required or authorised by law to be closed;
“Board”	the board of directors (including, for the avoidance of doubt, a sole director) appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;
“Business Day”	any day other than a Saturday, Sunday or a day on which commercial banks located in Bermuda or New York are required or authorised by law or executive order to be closed;
“Chief Executive Officer”	the chief executive officer of the Company, as may be appointed by the Board from time to time;
“CoCom and Ad Hoc Group”
the coordinating committee of agents and lenders as disclosed in the Verified Statement of the Coordinating Committee of Secured Lenders and Agents Pursuant to Bankruptcy Rule 2019 [Docket No. 220] and the ad hoc group of secured credit facility lenders as disclosed in the Second Supplemental Verified Statement Regarding Ad Hoc Group of Lenders Pursuant to Bankruptcy Rule 2019 [Docket No. 982];

Seadrill Limited

“Common Shares”	has the meaning given in Bye-law 4.1 and “Common Share” shall be construed accordingly;
“Company”	Seadrill Limited (formerly known as Seadrill 2021 Limited), an exempted company incorporated under the Act with registration number 202100496;
“Director”	a director of the Company from time to time;
“Exchange Act”	the U.S. Securities Exchange Act of 1934 (as amended);
“Exchange Control Act”	the Exchange Control Act 1972 and related regulations;
“Executive Officers”	has the meaning given to it in the U.S. Securities Act of 1933 (as amended);
“First AGM”	has the meaning given in Bye-law 19;
“Independent” or “Independence”	in relation to a Director or proposed Director means that such Director or proposed Director is (a) independent as defined by Rule 10A-3 promulgated by the Securities and Exchange Commission under the Exchange Act (or any successor rule thereto), with respect to members of the Audit Committee and (b) for all other purposes, independent as defined by the listing standards of each Relevant Exchange (if the Relevant Exchange is an Appointed Stock Exchange), and, in any case, by the listing standards of the New York Stock Exchange;
“Initial Member”	a shareholder of record as of the Plan Effective Date;
“Interested Director”	has the meaning given in Bye-law 54.2;
“Joint Nomination and Remuneration Committee”	the joint nomination and remuneration committee of the Board from time to time established/appointed in accordance with these Bye-laws;
“Member”	the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;
“Norwegian Registrar”	means the registrar appointed, from time to time, by the Board to act as branch registrar of the Company with responsibility to maintain the VPS Register;

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“notice”	written notice as further provided in these Bye-laws unless otherwise specifically stated;
“Officer”	any person appointed by the Board to hold an office in the Company;
“Plan”	the Joint Plan of Reorganization of Seadrill Limited and its Debtor Affiliates (as defined therein) pursuant to Chapter 11 of the Bankruptcy Code as confirmed by the United States Bankruptcy Court on 26 October 2021;
“Plan Effective Date”	shall have the meaning given to the term “Effective Date” in the Plan;
“Register of Directors and Officers”	the register of directors and officers referred to in these Bye-laws;
“Register of Members”	the register of members referred to in these Bye-laws;
“Relevant Exchange”	the securities exchange (if any) on which the Common Shares are listed from time to time;
“Resident Representative”	any person appointed to act as resident representative and includes any deputy or assistant resident representative;
“Secretary”	the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;
“Treasury Share”	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;
“VPS”	Verdipapirsentralen ASA, a Norwegian corporation maintaining a computerized central share registry in Oslo, Norway, for bodies corporate whose shares are listed for trading on the Oslo Stock Exchange, and includes any successor registry; and
“VPS Register”	means the branch register of the Company kept in Oslo, Norway, or the register of beneficial interests in shares of the Company maintained through VPS, as applicable.

Seadrill Limited

1.2.In these Bye-laws, where not inconsistent with the context:
(a)words denoting the plural number include the singular number and vice versa;
(b)words denoting the masculine gender include the feminine and neuter genders;
(c)words importing persons include companies, associations or bodies of persons whether corporate or not;
(d)the words:-
(i)"may" shall be construed as permissive;
(ii)"shall" shall be construed as imperative; and
(iii)“at least” in relation to the number of days or Business Days for a period of notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect;
(e)a reference to a statutory provision shall be deemed to include any amendment or re-enactment thereof;
(f)the phrase "issued and outstanding" in relation to shares, means shares in issue other than Treasury Shares;
(g)the word "corporation" means a corporation whether or not a company within the meaning of the Act; and
(h)unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.
1.3.In these Bye-laws expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.
1.4.Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.
SHARES
2.POWER TO ISSUE SHARES
2.1.Subject to these Bye-laws and to any resolution of the Members to the contrary, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares on such terms and conditions as it may determine.
2.2.Notwithstanding anything in these Bye-laws to the contrary, the Company shall not issue non-voting equity securities of any class, series, or other designation to the extent prohibited by

Seadrill Limited

Section 1123(a)(6) of the Bankruptcy Code; provided, however, that the foregoing restriction (i) shall have no further force and effect beyond that required under such Section 1123(a)(6) of the Bankruptcy Code nor after such Section 1123(a)(6) of the Bankruptcy Code no longer applies to the Company, and (ii) may be amended or eliminated in accordance with Applicable Law as from time to time may be in effect.
3.POWER OF THE COMPANY TO PURCHASE ITS SHARES
3.1.The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.
3.2.The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.
4.RIGHTS ATTACHING TO SHARES
4.1.At the date these Bye-laws are adopted, the share capital of the Company is divided into shares of a single class: 375,000,000 common shares of par value $0.01 each (the "Common Shares").
4.2.The holders of Common Shares shall, subject to these Bye-laws:
(a)be entitled to receive notice of and attend and vote at general meetings of the Company (and on written resolutions in accordance with Bye-law 34 and the Act) and be entitled to one vote per Common Share;
(b)be entitled to such dividends as the Board may from time to time declare in accordance with these Bye-laws and the Act;
(c)in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company available for distribution among all holders of Common Shares on a pari passu and pro rata basis; and
(d)generally be entitled to enjoy all of the rights attaching to Common Shares.
4.3.At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.
4.4.All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all

Seadrill Limited

Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.
4.5.No holder of Common Shares or other securities of the Company shall have any pre-emptive right to purchase Common Shares, other securities of the Company or securities convertible into or exchangeable for or carrying rights or options to purchase Common Shares or other securities of the Company, whether such Common Shares or other securities are now or hereafter authorised, which at any time may be proposed to be issued by the Company or having rights or options to purchase granted by the Company.
5.CALLS ON SHARES
5.1.The Board may make such calls as it thinks fit upon the Members in respect of any moneys (whether in respect of nominal value or premium) unpaid on the shares allotted to or held by such Members (and not made payable at fixed times by the terms and conditions of issue) and, if a call is not paid on or before the day appointed for payment thereof, the Member may at the discretion of the Board be liable to pay the Company interest on the amount of such call at such rate as the Board may determine, from the date when such call was payable up to the actual date of payment. The Board may differentiate between the holders as to the amount of calls to be paid and the times of payment of such calls.
5.2.Any amount which, by the terms of allotment of a share, becomes payable upon issue or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purposes of these Bye-laws be deemed to be an amount on which a call has been duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these Bye-laws as to payment of interest, costs and expenses, forfeiture or otherwise shall apply as if such amount had become payable by virtue of a duly made and notified call.
5.3.The joint holders of a share shall be jointly and severally liable to pay all calls and any interest, costs and expenses in respect thereof.
5.4.The Company may accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up or become payable.
6.FORFEITURE OF SHARES
6.1.If any Member fails to pay, on the day appointed for payment thereof, any call in respect of any share allotted to or held by such Member, the Board may, at any time thereafter during such time as the call remains unpaid, direct the Secretary to forward such Member a notice in writing in the form, or as near thereto as circumstances admit, of the following:

Seadrill Limited

Notice of Liability to Forfeiture for Non-Payment of Call
[Seadrill Limited] (the "Company")
You have failed to pay the call of [amount of call] made on [date], in respect of the [number] share(s) [number in figures] standing in your name in the Register of Members of the Company, on [date], the day appointed for payment of such call. You are hereby notified that unless you pay such call together with interest thereon at the rate of [ ] per annum computed from the said [date] at the registered office of the Company the share(s) will be liable to be forfeited.
Dated this

______________________________
[Signature of Secretary] By Order of the Board
6.2.If the requirements of such notice are not complied with, any such share may at any time thereafter before the payment of such call and the interest due in respect thereof be forfeited by a resolution of the Board to that effect, and such share shall thereupon become the property of the Company and may be disposed of as the Board shall determine. Without limiting the generality of the foregoing, the disposal may take place by sale, repurchase, redemption or any other method of disposal permitted by and consistent with these Bye-laws and the Act.
6.3.A Member whose share or shares have been so forfeited shall, notwithstanding such forfeiture, be liable to pay to the Company all calls owing on such share or shares at the time of the forfeiture, together with all interest due thereon and any costs and expenses incurred by the Company in connection therewith.
6.4.The Board may accept the surrender of any shares which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.
7.SHARE CERTIFICATES
7.1.Subject to the provisions of this Bye-law 7, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, specifying the amount paid on such shares. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical or electronic means.
7.2.The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

Seadrill Limited

7.3.If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued for such certificate and request an indemnity for the lost, mislaid, or destroyed certificate if it sees fit.
7.4.Notwithstanding any provisions of these Bye-laws:
(a)the Board shall, subject always to the Act and any other Applicable Laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and
(b)unless otherwise determined by the Board and as permitted by the Act and any other Applicable Laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.
8.FRACTIONAL SHARES
The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up, in each case on such fractional basis.
REGISTRATION OF SHARES
9.REGISTER OF MEMBERS
9.1.The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act. Subject to the provisions of the Act, the Company may keep one or more branch registers in any place in or outside of Bermuda and the Board may make, amend or revoke any regulations it thinks fit with respect to the keeping of such branch registers. Subject to the Common Shares being listed on the Oslo Stock Exchange, they shall be registered in the VPS.
9.2.The Register of Members shall be open to inspection without charge at the registered office of the Company on every Bermuda Business Day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each Bermuda Business Day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

Seadrill Limited

10.REGISTERED HOLDER ABSOLUTE OWNER
The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.
11.TRANSFER OF REGISTERED SHARES
11.1.Subject to the Act and to such of the restrictions contained in these Bye-laws as may be applicable and to the provisions of any applicable United States securities laws (including, without limitation, the U.S. Securities Act of 1933, as amended, and the rules promulgated thereunder), any Member may transfer all or any of his shares by an instrument of transfer in the usual common form or in any other form which the Board may approve. Should the Company be permitted to do so under the laws of Bermuda, the Board may, either generally or in any particular case, upon request by the transferor or the transferee, accept mechanically or electronically executed instruments of transfer and may also make such regulations with respect to transfer in addition to the provisions of these Bye-laws as it considers appropriate.
11.2.The instrument of transfer of a share shall be signed by or on behalf of the transferor and, where any share is not fully-paid, the transferee. The transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register of Members in respect thereof.
11.3.The Board may, in its absolute discretion, decline to register any transfer of any share which is not a fully paid up share.
11.4.Subject to the Common Shares being listed on the Oslo Stock Exchange:
(a)The Board shall decline to register the transfer of any share, and shall direct the Norwegian Registrar to decline (and the Norwegian Registrar shall decline) to register the transfer of any interest in any share held through a branch register, to a person where the Board is of the opinion that such transfer might breach any law or requirement of any authority or any Relevant Exchange until it has received such evidence as it may require to satisfy itself that no such breach would occur.
(b)The Board may decline to register the transfer of any share, and may direct the Norwegian Registrar to decline (and the Norwegian Registrar shall decline if so requested) to register the transfer of any interest in any share held through the VPS Register, if the registration of such transfer would be likely, in the opinion of the Board, to result in fifty per cent. (50%) or more of the aggregate issued share capital of the Company or shares of the Company to which are attached fifty per cent. (50%) or more of the votes attached to all issued and outstanding shares of the Company being held or owned directly or indirectly, (including, without limitation, through the VPS Register) by a person or persons resident for tax purposes in Norway, provided that this provision shall not apply to the registration of shares in the name of the Norwegian Registrar as nominee of persons whose interests in such shares are reflected in the VPS Register,

Seadrill Limited

but shall apply, mutatis mutandis, to interests in shares of the Company held by persons through the VPS Register.
(c)For the purposes of this Bye-law, each Member (other than the Norwegian Registrar in respect of those shares registered in its name in the Register of Members as nominee of persons whose interests in such shares are reflected in the VPS Register) shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the Register of Members for such Member, and each person whose interests in shares are reflected in the VPS Register shall be deemed to be resident for tax purposes in the jurisdiction specified in the address shown in the VPS Register for such person. If such Member or person is not resident for tax purposes in such jurisdiction or if there is a subsequent change in his residence for tax purposes, such Member shall notify the Company immediately of his residence for tax purposes.
(d)Where any Member or person whose interests in shares are reflected in the VPS Register fails to notify the Company in accordance with the foregoing, the Board and the Norwegian Registrar may suspend sine die such Member's or person's entitlement to vote or otherwise exercise, any rights attaching to the shares or interests therein and to receive payments of income or capital which become due or payable in respect of such shares or interests and the Company shall have no liability to such Member or person arising out of the late payment or non-payment of such sums and the Company may retain such sums for its own use and benefit. In addition to the foregoing, the Board and the Norwegian Registrar may dispose of the shares in the Company or interests herein of such Member or person at the best price reasonably obtainable in all the circumstances, and in connection therewith the Board is authorised to appoint any person to sign any instrument of transfer on behalf of such Member or person. Where a notice informing such Member or person of the proposed disposal of his shares or interests therein has been served, his shares or interest therein may not be transferred otherwise than in accordance with this Bye-law and any other purported transfer of such shares or interests therein shall not be registered in the Register of Members and/or the VPS Register and shall be null and void.
(e)Any provisions of these Bye-laws relating to the protection of purchasers of shares sold under lien or upon forfeiture shall apply mutatis mutandis to a disposal of shares or interests therein by the Company or the Norwegian Registrar in accordance with this Bye-law.
11.5.If fifty per cent. (50%) or more of the aggregate issued and outstanding share capital of the Company or shares representing fifty per cent. (50%) or more of the votes attached to all issued and outstanding shares of the Company are found to be held or owned directly or indirectly (including, without limitation, through the VPS Register) by a person or persons resident for tax purposes in Norway, other than the Norwegian Registrar in respect of those shares registered in its name in the Register of Members as nominee of persons whose interests in such shares are reflected in the VPS Register, the Board shall make an announcement to such effect through the Oslo Stock Exchange, and the Board and the Norwegian Registrar shall thereafter be entitled

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and required to dispose of such number of shares of the Company or interests therein held or owned by such persons as will result in the percentage of the issued and outstanding share capital of the Company held or owned as aforesaid being less than fifty per cent. (50%) and, for these purposes, the Board and the Norwegian Registrar shall in such case dispose of shares or interests therein owned by persons resident for tax purposes in Norway on the basis that the shares or interests therein most recently acquired shall be the first to be disposed of (i.e. on the basis of last acquired first sold) save where there is a breach of the obligation to notify tax residency pursuant to the foregoing, in which event the shares or interests therein of the person in breach thereof shall be sold first. In connection with any such disposal, the Board is authorised to appoint any person to sign an instrument of transfer on behalf of the person holding such shares or interests. Holders of shares in the Company or interests therein shall not be entitled to raise any objection to the disposal of their shares or interests, but any provisions of these Bye-laws relating to the protection of purchasers of shares sold under lien or upon forfeiture shall apply mutatis mutandis to any disposal of shares or interests therein made in accordance with this Bye-law.
11.6.Without limiting the generality of the foregoing, the Board may also decline to register any transfer unless:
(a)the instrument of transfer is duly stamped and lodged with the Company accompanied by the certificate for the shares to which it relates if any and such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer;
(b)the instrument of transfer is in respect of only one class of share; and/or
(c)all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda (including the Bermuda Monetary Authority) with respect thereto have been obtained.
11.7.Subject to Applicable Laws (which, for the avoidance of doubt, shall include all applicable laws relating to the regulation of securities), and these Bye-laws, each Member may transfer all or any portion of its shares to its respective affiliates.
11.8.If the Board declines to register a transfer of any shares, the Board shall, within ten (10) Business Days after the date on which the instrument of transfer was lodged with the Company, send to the transferor and transferee notice of such refusal.
11.9.Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.
11.10.The Company may sell, dispose of, or transfer Treasury Shares for cash or other consideration.
11.11.Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an Appointed Stock Exchange shall be transferred in accordance with the rules and regulations of such exchange.

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11.12.Subject to any directions of the Board from time to time in force the Secretary may exercise the powers and discretion of the Board under this Bye-law 11.
11.13.No fee shall be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register of Members and/or the VPS Register relating to any share.
12.TRANSMISSION OF REGISTERED SHARES
12.1.In the case of the death of a Member, the survivor or survivors, where the deceased was a joint holder, and the legal personal or estate representative of the deceased member, where such Member was sole holder, shall be the only person recognised by the Company as having any title to such shares; however, nothing herein contained shall release the estate of a deceased holder (whether sole or joint) from any liability in respect of any share held by such Member solely or jointly with other persons. For the purpose of this Bye-law, legal personal or estate representative means the executor or administrator of a deceased Member, the person to whom probate or letters of administration has or have been granted or, failing any such person, such other person as the Board may in its absolute discretion determine as being properly authorised to deal with the shares of a deceased Member for the purpose of this Bye-law.
12.2.Any person becoming entitled to a share in consequence of the death of a Member, bankruptcy of any Member or otherwise by operation of Applicable Law may, subject as hereafter provided and upon such evidence being produced as may from time to time be required by the Board as to such person’s entitlement, either be registered as the Member or elect to nominate another person to be registered as the transferee thereof. If the person so becoming entitled elects to be registered as a Member, they shall deliver or send to the Company a notice in writing signed by them stating that they so elect. If they elect to nominate another person to be registered, they shall execute in favour of such nominee an instrument of transfer of such share in the form set out below or in such other form as the Board may accept:
Transfer by a Person Becoming Entitled on Death/Bankruptcy of a Member
 [Seadrill Limited] (the "Company")
I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the "Transferee") registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

Seadrill Limited

DATED this [date]
Signed by:                               In the presence of:
___________________          __________________
Transferor                               Witness
Signed by:                               In the presence of:
____________________        ________________
Transferee                               Witness
12.3.All the limitations, restrictions and provisions of these Byelaws relating to the right to transfer and the registration of transfer of shares shall be applicable to any such notice or instrument of transfer as aforesaid as if the death of the Member or other event giving rise to the transmission had not occurred and the notice or instrument of transfer was an instrument of transfer shared by such Member.
12.4.A person becoming entitled to a share in consequence of the death or bankruptcy of a Member or otherwise by operation of Applicable Law shall (upon such evidence being produced as may from time to time be required by the Board as to such entitlement) be entitled to receive and may give a discharge for any dividends or other moneys payable in respect of the share, but they shall not be entitled in respect of the share to receive notices of or to attend or vote at general meetings of the Company or, save as aforesaid, to exercise in respect of the share any of the rights or privileges of a Member until they shall have become registered as the holder thereof. The Board may at any time give notice requiring such person to elect either to be registered themselves or to transfer the share and if the notice is not complied with within sixty (60) days of the date thereof the Board may thereafter withhold payment of all dividends and other moneys payable in respect of the shares until the requirements of the notice have been complied with.
12.5.Subject to any directions of the Board from time to time in force, the Secretary may exercise the powers and discretions of the Board under Bye-Law 12.
ALTERATION OF SHARE CAPITAL
13.POWER TO ALTER CAPITAL
13.1.The Company may if authorised by resolution of the Members increase, divide, consolidate, subdivide, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.
13.2.Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

Seadrill Limited

14.VARIATION OF RIGHTS ATTACHING TO SHARES
If, at any time, the share capital is divided into different classes of shares, the rights attached to any class of shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of at least three-fourths of the issued shares of that class or with the sanction of a resolution passed by at least three-fourths of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy at least one-third of the issued shares of the class. The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.
DIVIDENDS AND CAPITALISATION
15.DIVIDENDS
15.1.The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets. No unpaid dividend shall bear interest as against the Company.
15.2.The Board may fix any date as the record date for determining the Members entitled to receive any dividend.
15.3.The Company may pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others.
15.4.The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company. No unpaid distribution shall bear interest as against the Company.
16.POWER TO SET ASIDE PROFITS
The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.
17.METHOD OF PAYMENT
17.1.Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by cheque or bank draft sent through the post directed to the Member at such Member's address in the Register of Members, or to such person and to such address as the Member may direct in writing, or by transfer to such account as the Member may direct in writing.

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17.2.In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or bank draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may direct in writing, or by transfer to such account as the joint holders may direct in writing. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.
17.3.The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.
17.4.Any dividend and/or other moneys payable in respect of a share which has remained unclaimed for six (6) years from the date when it became due for payment shall, if the Board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect thereof.
17.5.The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member's new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.
18.CAPITALISATION
18.1.The Board may capitalise any amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members.
18.2.The Board may capitalise any amount for the time being standing to the credit of a reserve account or amounts otherwise available for dividend or distribution by applying such amounts in paying up in full, partly or nil paid shares of those Members who would have been entitled to such amounts if they were distributed by way of dividend or distribution.
MEETINGS OF MEMBERS
19.ANNUAL GENERAL MEETINGS
An annual general meeting shall be held in each calendar year (other than the year of incorporation) at such time and in Bermuda or at such other place as the Board shall determine, but in no event shall any such annual general meeting be held in Norway or the United Kingdom. However, the first annual general meeting after the date these Bye-laws were adopted is to be held within one (1) month of the first anniversary of the Plan Effective Date (the “First AGM”).

Seadrill Limited

20.SPECIAL GENERAL MEETINGS
The Board may convene a special general meeting whenever in their judgment such a meeting is necessary, but in no event shall any such Special General Meeting be held in Norway or the United Kingdom.
21.REQUISITIONED GENERAL MEETINGS
The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.
22.NOTICE
22.1.Subject to Bye-law 22.3, at least ten (10) Business Days' notice of an annual general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting. For the avoidance of doubt, no business shall be conducted at an annual general meeting except for the business set forth in the notice properly provided to each Member.
22.2.Subject to Bye-law 22.3, at least ten (10) Business Day' notice of a special general meeting shall be given to each Member entitled to attend and vote thereat, stating the date, time, place and the general nature of the business to be considered at the meeting. For the avoidance of doubt, no business shall be conducted at a special general meeting except for the business set forth in the notice properly provided to each Member.
22.3.Subject to Applicable Law and the rules of the Relevant Exchange, the Board may fix any date as the record date for determining the Members entitled to receive notice of and to vote at any general meeting.
22.4. A general meeting shall, notwithstanding that it is called on shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (ii) by a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.
22.5.The accidental omission to give notice of a general meeting to, or the non-receipt of a notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.
23.GIVING NOTICE AND ACCESS
23.1.A notice may be given by the Company to a Member:

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(a)by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or
(b)by sending it by post to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served seven (7) days after the date on which it is deposited, with postage prepaid, in the mail; or
(c)by sending it by courier to such Member's address in the Register of Members, in which case the notice shall be deemed to have been served two (2) days after the date on which it is deposited, with courier fees paid, with the courier service; or
(d)by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or
(e)by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.
23.2.Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.
23.3.In proving service under Bye-laws 23.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.
24.POSTPONEMENT OR CANCELLATION OF GENERAL MEETING
On the instruction of the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned pursuant to Bye-law 21) provided that notice of postponement or cancellation is given to the Members before the time for such meeting. Fresh notice of the date, time and place for a postponed meeting shall be given to each Member in accordance with these Bye-laws.
25.ELECTRONIC PARTICIPATION AND SECURITY IN MEETINGS
25.1.Members may participate in any general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
25.2.The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of

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identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.
26.QUORUM AT GENERAL MEETINGS
26.1.At any general meeting two or more persons present throughout the meeting representing in person or by proxy any issued and outstanding voting shares of the Company shall form a quorum for the transaction of business.
26.2.If within half an hour from the time appointed for the meeting a quorum is not present, then, in the case of a meeting convened on a requisition pursuant to Bye-law 21, the meeting shall be deemed cancelled and, in any other case, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Secretary may determine. Unless the meeting is adjourned to a specific date, time and place announced at the meeting being adjourned, fresh notice of the date, time and place for the resumption of the meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.
27.CHAIRMAN TO PRESIDE AT GENERAL MEETINGS
Unless otherwise agreed by a majority of those attending and entitled to vote at a general meeting, the chairman of the Company, if there be one who is present, and if not the Chief Executive Officer of the Company, if there be one who is present, shall act as chairman of such meeting. In their absence a chairman of the meeting shall be appointed or elected by those present at the meeting and entitled to vote.
28.VOTING ON RESOLUTIONS
28.1.Subject to the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative votes of a majority of the votes cast in accordance with these Bye-laws and in the case of an equality of votes the resolution shall fail.
28.2.No Member shall be entitled to vote at a general meeting unless such Member has paid all the calls on all shares held by such Member.
28.3.At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.
28.4.In the event that a Member participates in a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

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28.5.At any general meeting if an amendment is proposed to any resolution under consideration and the chairman of the meeting rules on whether or not the proposed amendment is out of order, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling.
28.6.At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.
29.POWER TO DEMAND A VOTE ON A POLL
29.1.Notwithstanding the foregoing, a poll may be demanded by any of the following persons:
(a)the chairman of such meeting; or
(b)at least three Members present in person or represented by proxy; or
(c)any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or
(d)any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.
29.2.Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.
29.3.A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.
29.4.Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall

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be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.
30.VOTING BY JOINT HOLDERS OF SHARES
In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.
31.INSTRUMENT OF PROXY
31.1.A Member may appoint a proxy by
(a)an instrument in writing in substantially the following form or such other form as the Board may determine from time to time or the Board or the chairman of the meeting shall accept:
Proxy
[Seadrill Limited] (the "Company")
I/We, , being a Member of the Company with shares, HEREBY APPOINT of or failing him, of to be my/our proxy to vote for me/us at the meeting of the Members to be held on and at any adjournment thereof. [Any restrictions on voting to be inserted here.]
Signed this [date]
_________________________
Member(s)
or
(b)such telephonic, electronic or other means as may be approved by the Board from time to time.
31.2.The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person

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named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.
31.3.A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.
31.4.The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.
32.REPRESENTATION OF CORPORATE MEMBER
32.1.A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.
32.2.Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.
33.ADJOURNMENT OF GENERAL MEETING
33.1.The chairman of a general meeting at which a quorum is present may, with the consent of the Members decided by the affirmative votes of a majority of the votes cast (and shall if so directed by the Members) adjourn the meeting.
33.2.In addition, the chairman of a general meeting may adjourn the meeting to another date, time and place or to an unspecified date, time and place without the consent or direction of the Members, and whether or not a quorum is present, if it appears to him that:
(a)it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or
(b)the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or
(c)an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.
33.3.Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

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34.WRITTEN RESOLUTIONS
34.1.Subject to these Bye-laws and in particular Bye-law 34.7, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members may be done without a meeting by written resolution in accordance with this Bye-law.
34.2.Notice of a written resolution shall be given, and a copy of the resolution shall be circulated to all Members who would be entitled to attend a meeting and vote thereon. The accidental omission to give notice to, or the non-receipt of a notice by, any Member does not invalidate the passing of a resolution.
34.3.A written resolution is passed when it is signed by (or in the case of a Member that is a corporation, on behalf of) the Members who at the date that the notice is given represent such majority of votes as would be required if the resolution was voted on at a meeting of Members at which all Members entitled to attend and vote thereat were present and voting.
34.4.A resolution in writing may be signed in any number of counterparts.
34.5.A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.
34.6.A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of the Act.
34.7.This Bye-law shall not apply to:
(a)a resolution passed to remove an Auditor from office before the expiration of his term of office; or
(b)a resolution passed for the purpose of removing a Director before the expiration of his term of office.
34.8.For the purposes of this Bye-law, the effective date of the resolution is the date when the resolution is signed by (or in the case of a Member that is a corporation, on behalf of) the last Member whose signature results in the necessary voting majority being achieved and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.
35.DIRECTORS ATTENDANCE AT GENERAL MEETINGS
The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

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DIRECTORS AND OFFICERS
36.ELECTION OF DIRECTORS
36.1.Only persons who are proposed or nominated in accordance with this Bye-law 36 shall be eligible for election as Directors. Subject to the requirements of Bye-law 38, any Member, the Joint Nomination and Remuneration Committee or the Board may propose or nominate any person for election as a Director. Subject to Bye-law 36.1A below, any nominee proposals put forth by one or more Members or the Joint Nomination and Remuneration Committee shall not be binding on the Board.
36.1A    Any nominee proposal put forth by one or more Members holding at least 10% of the issued and outstanding voting shares of the Company shall be put before the Members for consideration and, if deemed appropriate, for election at the respective general meeting, provided that (a) the discretion of the Directors, to be exercised in compliance with their fiduciary duties from time to time, in relation to whether or not to support or recommend such nominee proposal to the Members at such general meeting shall not in any way be fettered, restricted or otherwise prejudiced; and (b) such nominee proposal complies with the requirements set out in Bye-law 36.2.
36.2.Where any person, other than a person proposed for re-election or election as a Director by the Joint Nomination and Remuneration Committee or the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director. Where a Director is to be elected:
(a)at an annual general meeting, such notice must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting or, in the event the annual general meeting is called for a date that is greater than 30 days before or after such anniversary, the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to Members or the date on which public disclosure of the date of the annual general meeting was made;
(b)at a special general meeting, such notice must be given not later than 10 days following the earlier of the date on which notice of the special general meeting was posted to Members or the date on which public disclosure of the date of the special general meeting was made; and
(c)at any general meeting, such notice must set forth:
(i)as to each person whom the Member proposes to nominate for election as a Director: (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of the Company owned beneficially or of record by the person, (D) a reasonably detailed description of any compensatory, payment or other financial agreement, arrangement or understanding that such

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person has with any other person or entity other than the Company including the amount of any payment or payments received or receivable thereunder, in each case in connection with candidacy or service as a Director of the Company and (E) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to applicable laws or regulations or that the Company may reasonably request in order to determine the eligibility of such person to serve as a Director of the Company (including, without limitation, pursuant to Section 14 of the U.S. Securities Exchange Act of 1934, as amended);
(ii)the name and record address of the Member giving the notice and of the beneficial owner, if any, on whose behalf the nomination is proposed;
(iii)the class or series and number of shares of the Company which are registered in the name of or beneficially owned by such Member and such beneficial owner (including any shares as to which such Member or such beneficial owner has a right to acquire ownership at any time in the future);
(iv)a description of all derivatives, swaps or other transactions or series of transactions engaged in, directly or indirectly, by such Member or such beneficial owner, the purpose or effect of which is to give such Member or such beneficial owner economic risk similar to ownership of shares of the Company;
(v)a description of all agreements, arrangements, understandings or relationships engaged in, directly or indirectly, by such Member or such beneficial owner (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares), the purpose or effect of which is to mitigate loss to, reduce the economic risk (or ownership or otherwise) of any shares or any class or series of shares of the Company, manage the risk of share price changes for, or increase or decrease the voting power of, such Member or beneficial owner, or which provides, directly or indirectly, such Member or beneficial owner with the opportunity to profit from any decrease in the price or value of the shares or any class or series of shares of the Company;
(vi)a description of all agreements, arrangements, understandings or relationships between such Member or such beneficial owner or any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposed nomination by such Member and any material relationship between such Member or such beneficial owner or any of their respective affiliates or associates and the person proposed to be nominated for election;

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(vii)any material pending or threatened legal proceeding in which such Member or such beneficial owner is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company,
(viii)a representation that such Member intends to appear in person or by proxy at the general meeting to propose such nomination;
(ix)a representation as to whether such Member or any such beneficial owner intends or is part of a group that intends to (A) deliver a proxy statement and/or form of proxy to Members of at least the percentage of the voting power of the Company’s issued and outstanding shares required to elect such nominee and/or (B) otherwise solicit proxies from Members in support of such nomination; and
(x)such other information relating to the proposed nomination as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as an Independent Director of the Company or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee;
(d)in the case of an election at any general meeting, such notice must be accompanied by a written consent of each person whom the Member proposes to nominate for election as a Director to being named as a nominee and to serve as a Director if elected; and
(e)if requested by the Company, the information required under Bye-laws 36.2(c)(iii), (iv), (v), (vi) and (vii) shall be supplemented by such Member and any such beneficial owner not later than 10 days after the record date for the meeting to disclose such information as of the record date.
36.3.Where persons are validly proposed for re-election or election as a Director, such Directors shall be elected or re-elected by a majority of votes cast at the relevant general meeting in accordance with these Bye-laws.
36.4.At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.
36.5.The election or appointment of a person or persons to act as a Director in the alternative to any one or more Directors shall not be permitted.
37.NUMBER OF DIRECTORS
The Board shall at the date of adoption of these Bye-laws consist of seven (7) Directors (such directors collectively, the “Initial Directors”). From the First AGM, the Board shall consist of such number of Directors as the Members elect or as the Members may determine in general meeting from time to time, based on the recommendation of the Joint Nomination and Remuneration Committee, which shall not be binding.

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38.DIRECTOR INDEPENDENCE AND CITIZENSHIP/RESIDENCY REQUIREMENTS
38.1.Any and all Directors shall at all times be Independent.
38.2.The majority of the Directors shall not be any of the following: (i) citizens of the United States; (ii) residents of the United States; or (iii) residents of the United Kingdom.
39.TERM OF OFFICE OF DIRECTORS
39.1.The term of office of the Initial Directors shall expire at the First AGM. Thereafter a Director shall hold office until the next annual general meeting or until their office is otherwise vacated.
39.2.A Director who is re-elected is treated as continuing in office throughout. A Director who is not re-elected shall retain office until the end of the relevant annual general meeting.
40.REMOVAL OF DIRECTORS
40.1.Subject to any provision to the contrary in these Bye-laws, the Members representing more than fifty per cent (50%) of the votes cast at the general meeting of the Company that are entitled to vote for the election of Directors may, at any general meeting convened and held in accordance with these Bye-laws, remove a Director, provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than seven (7) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director's removal.
40.2.If a Director is removed from the Board under this Bye-law 40 the Members may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Board may fill the vacancy.
41.VACANCY IN THE OFFICE OF DIRECTOR
41.1.The office of Director shall be vacated if the Director:
(a)is removed from office pursuant to these Bye-laws;
(b)is prohibited or disqualified from being a Director by Applicable Law;
(c)is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;
(d)is or becomes of unsound mind or dies; or
(e)resigns his office by notice to the Company.
41.2.Provided a quorum of Directors remains in office, the Board shall have the power to appoint any person as a Director to fill any vacancy on the Board occurring as a result of Bye-laws 41.1(b) through (e).

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41.3.The term of office of any Director appointed by the Board pursuant to Bye-law 41.2 to fill a vacancy on the Board shall expire at the next annual general meeting.
42.REMUNERATION OF DIRECTORS
The remuneration (if any) of the Directors shall be determined by the Members in general meeting based on the recommendation of the Joint Nomination and Remuneration Committee, which shall not be binding. The Directors may also be paid all reasonable and documented travel, hotel and other expenses properly incurred by them (or, in the case of a director that is a corporation, by their representative or representatives) in attending and returning from Board meetings, meetings of any committee appointed by the Board or general meetings, or in connection with the business of the Company or their duties as Directors generally.
43.DEFECT IN APPOINTMENT
All acts done in good faith by the Board, any Director, a member of a committee appointed by the Board, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.
44.BOARD TO MANAGE BUSINESS
The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.
45.POWERS OF THE BOARD OF DIRECTORS
Without limiting the generality of Bye-law 44, the Board may:
(a)appoint, suspend, or remove any manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;
(b)provide benefits on behalf of the Company to any Director or Officer, including pursuant to an employee share scheme which has been approved by the Members in a general meeting;
(c)exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;
(d)by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested

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in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;
(e)procure that the Company pays all expenses incurred in promoting and incorporating the Company;
(f)delegate any of its powers (including the power to sub-delegate) to a committee of the Board in accordance with Bye-law 48;
(g)delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;
(h)present any petition and make any application in connection with the liquidation or reorganisation of the Company;
(i)in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and
(j)authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.
46.CHAIRMAN OF THE BOARD
46.1.Following the appointment of the Initial Directors and at all times thereafter, the Company shall have a chairman of the Board who shall be appointed by the Board. The chairman of the Board, shall perform such duties as may be delegated by the Board.
46.2.The chairman of the Board shall not have a second or casting vote at any Board meetings or general meetings.
47.CHIEF EXECUTIVE OFFICER
47.1.The Chief Executive Officer shall be appointed and removed in accordance with Bye-law 50.
47.2.Unless the Board shall otherwise delegate such duties, the Chief Executive Officer shall have general and active management of the business of the Company, and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer or such other Officer as shall be authorised by him or her shall have such powers and duties as usually pertain to the office of chief executive officer, except as the same may be modified by the Board.
47.3.The Chief Executive Officer is authorised as an observer to attend, but not count in the quorum, vote, or otherwise entitled to participate in any meetings of the Board or any committee of the Board, and shall be entitled to receive all written materials and other information given to Directors in connection with any meetings of the Board or any committee of the Board at the

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same time and in the same manner that those materials or information are given to the Directors or the members of any committee of the Board, except for attendance at meetings or receipt of materials or information that, upon the determination of the Board, constitutes or could constitute a conflict of interest or adversely affect the attorney-client privilege. For the avoidance of doubt, the Chief Executive Officer in his capacity as Board observer shall not have voting rights but shall be bound by the same confidentiality obligations as the members of the Board.
48.DELEGATION TO COMMITTEES
48.1.The Board may delegate any of its powers, authorities and discretions (including the power to sub-delegate) to a committee consisting of one or more persons (whether a member or members of the Board or not) as it thinks fit, provided that every such committee shall (a) not comprise of a majority of persons who are resident in the United Kingdom, and (b) conform to such directions as the Board shall impose on them and provided further that the meetings and proceedings of any such committee shall be governed by (i) the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board, and (ii) the rules and regulations of any Relevant Exchange.
48.2.A committee may exercise its power to sub-delegate by sub-delegating to any person or persons (whether or not a member or members of the Board or of the committee).
48.3.Such committee or committees shall have such name or names as may be determined from time to time by resolution of the Board.
48.4.The Board may retain or exclude its right to exercise the delegated powers, authorities or discretions collaterally with the committee. The Board may at any time revoke the delegation or alter any terms and conditions or discharge the committee in whole or in part. Where a provision of these Bye-laws refers to the exercise of a power, authority or discretion by the Board and that power, authority or discretion has been delegated by the Board to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee, save that no committee shall have the power or authority to:
(a)adopt an agreement of merger, amalgamation, consolidation, scheme of arrangement or similar arrangement;
(b)recommend to the Members the sale, lease or exchange of all or substantially all of the Company's property and assets;
(c)recommend to the Members a winding up or dissolution of the Company or a revocation of a winding up or dissolution; or
(d)unless the resolution of the Board constituting the committee expressly provides as such, to declare a dividend or to authorise the allotment or issue of shares.

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48.5.Committee membership designations shall be subject to provisions regarding Independence or other qualifications for committee service which may be imposed by Applicable Laws, rules or regulations (including the rules and regulations of any Relevant Exchange).
48.6.As soon as reasonably practicable following the adoption of these Bye-laws, the Board shall establish the Audit Committee and the Joint Nomination and Remuneration Committee, each comprising of Independent Directors, and approve committee charters in respect of the same, in each case by reference to Applicable Law (and the rules and regulations of any Relevant Exchange or, if the Company’s shares are not then listed, the Oslo Stock Exchange and/or the New York Stock Exchange).
49.REGISTER OF DIRECTORS AND OFFICERS
The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.
50.APPOINTMENT AND REMOVAL OF OFFICERS
The Board may appoint such Officers (who may or may not be Directors), including the office of the Chief Executive Officer, as the Board may determine for such terms as the Board deems fit and may remove any Officers at its discretion. The majority of Executive Officers shall not be citizens or residents of the United States.
51.APPOINTMENT OF SECRETARY
The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.
52.DUTIES OF OFFICERS
The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.
53.REMUNERATION OF OFFICERS
The Officers shall receive such remuneration as the Board may determine.
54.CONFLICTS OF INTEREST
54.1.Any Director, or any Director's firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director's firm, partner or company to act as Auditor to the Company.
54.2.A Director who is directly or indirectly interested in a contract or proposed contract, transaction or arrangement with the Company (an "Interested Director") shall promptly declare the nature of

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such interest as required by the Act and any other requirements of Applicable Law, rules or regulations (including the rules and regulations of any Relevant Exchange).
54.3.An Interested Director who has complied with the requirements of the foregoing Bye-law may not vote in respect of such contract or proposed contract but may, at the discretion of the uninterested directors present at the meeting, attend, and be counted in the quorum for the meeting at which the contract or proposed contract, transaction or arrangement is to be voted on.
54.4.No contract or proposed contract, transaction or arrangement shall be void or voidable by reason only that the Interested Director was counted in the quorum of the relevant meeting or signed a written resolution of the Board in respect thereof to achieve unanimity, and the Interested Director shall not be liable to account to the Company for any profit realised thereby.
55.INDEMNIFICATION AND EXCULPATION OF DIRECTORS AND OFFICERS
55.1.The Directors, Resident Representative, Secretary and other Officers (such term to include any person appointed to any committee by the Board) acting in relation to any of the affairs of the Company or any subsidiary thereof and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company or any subsidiary thereof and every one of them (whether for the time being or formerly), and their heirs, executors and administrators (each of which an "indemnified party"), shall be indemnified and secured harmless out of the assets of the Company from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, and no indemnified party shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto, PROVIDED THAT this indemnity shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to any of the indemnified parties. Each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof, PROVIDED THAT such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.
55.2.The Company may purchase and maintain insurance for the benefit of any Director or Officer against any liability incurred by him under the Act in his capacity as a Director or Officer or indemnifying such Director or Officer in respect of any loss arising or liability attaching to him by

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virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which the Director or Officer may be guilty in relation to the Company or any subsidiary thereof.
55.3.The Company may advance moneys to a Director or Officer for the costs, charges and expenses incurred by the Director or Officer in defending any civil or criminal proceedings against him, on condition that the Director or Officer shall repay the advance if any allegation of fraud or dishonesty in relation to the Company is proved against him.
MEETINGS OF THE BOARD OF DIRECTORS
56.BOARD MEETINGS
The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit, provided that the Board shall meet at least once every three months, and any physical meeting of the Board shall not take place in Norway or the United Kingdom. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.
57.NOTICE OF BOARD MEETINGS
57.1.Subject to Bye-law 57.2, a Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting on at least five (5) Business Days’ notice, save that all Directors may prospectively or all Directors present at the time of any meeting at which a quorum exists, waive the requisite length of notice of such meeting (with their attendance being sufficient to indicate their agreement to waive notice).
57.2.The chairman of the Board may, if he or she deems a situation to be an emergency which requires urgent attention, convene a Board meeting on such shorter notice as he or she sees fit, such determination to be conclusively evidenced by the convening of such meeting.
57.3.Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director's last known address or in accordance with any other instructions given by such Director to the Company for this purpose.
58.ELECTRONIC PARTICIPATION IN MEETINGS
Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting, provided that the majority of Directors participating in the meeting (including the Chairman) shall not be physically located in the United Kingdom or Norway. Any such meeting shall be opened in and originate from Bermuda and if all the Directors participating in such meeting are not in the same place, they may decide that the

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meeting is be deemed as taking place wherever any of them is, but under no circumstances can they decide that the meeting is deemed to have taken place in the United Kingdom or Norway.
59.QUORUM AT BOARD MEETINGS
The quorum necessary for the transaction of business at a Board meeting shall be a simple majority of the Directors for the time being in office who are neither (i) resident in the United Kingdom nor (ii) present in the United Kingdom at the time of the meeting. If there are only two (2) Directors for the time being in office, the quorum shall be two (2) Directors whom may act for the purposes set out in Bye-law 60 only, and if there is only one (1) Director for the time being in office, the quorum shall be one (1) Director whom may act for the purposes set out in Bye-law 60 only.
60.BOARD TO CONTINUE IN THE EVENT OF VACANCY
The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.
61.CHAIRMAN TO PRESIDE
The chairman of the Company, if there be one who is present, shall act as chairman at such Board meeting. In their absence a chairman of the meeting shall be appointed or elected by a majority of the Directors present at the board meeting.
62.WRITTEN RESOLUTIONS
A resolution signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by the last Director, and provided always that a majority of the Directors signing are not present in the United Kingdom at the time of signature.
63.VALIDITY OF PRIOR ACTS OF THE BOARD
No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.
CORPORATE RECORDS
64.MINUTES
The Board shall cause minutes to be duly entered in books provided for the purpose:
(a)of all elections and appointments of Officers;

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(b)of the names of the Directors present at each Board meeting and of any committee appointed by the Board; and
(c)of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of committees appointed by the Board.
65.PLACE WHERE CORPORATE RECORDS KEPT
Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.
66.INFORMATION RIGHTS
66.1.The Company shall provide or make available to all Members such information as is required by financial disclosure requirements under Applicable Law, the Exchange Act and the rules of any Relevant Exchange.
66.2.All Members who hold at least 5% of the issued and outstanding voting shares of the Company shall be entitled to receive, upon written request to the Company and, to the extent not already filed by the Company with the Securities Exchange Commission or already made available pursuant to Applicable Law, the Exchange Act or the rules of any Relevant Exchange:
(a)audited consolidated annual financial statements;
(b)unaudited consolidated quarterly financial statements;
(c)unaudited semi-annual Company briefing;
(d)such information and/or documents which are provided to the lenders under the Company’s senior credit facility from time to time (which as of the date hereof is the New First Lien Facility), subject to the relevant Members entering into customary confidentiality arrangements and any requirements of Applicable Law; and
(e)any further information and/or documents which is reasonably required by such Members for regulatory and compliance purposes, subject to customary exemptions which shall include confidentiality, data protection restrictions and any requirements of Applicable Law.
66.3.Members who hold (i) 7% or more of the issued and outstanding voting shares of the Company as at the Plan Effective Date; or (ii) 10% or more of the issued and outstanding voting shares of the Company at any time after the Plan Effective Date shall be entitled to receive upon written request to the Company a summary of all material information provided to the Board, on the terms set out in this Bye-law 66, provided that the Company is satisfied that each such Member (1) is subject to appropriate confidentiality arrangements; (2) is restricted from dealing in the Company’s equity securities in accordance with “insider dealing” laws and regulations pursuant to Applicable Law; (3) will not have any “cleansing rights” to require the Company to publicly disclose relevant information; and (4) may receive the information pursuant to Applicable Laws.

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66.4.Promptly following any request therefor, the Company shall use its reasonable efforts to furnish to any Initial Member information and documentation reasonably requested by such Initial Member for purposes of such Initial Member’s compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act of 2001 and 31 C.F.R. § 1010.230.
67.FORM AND USE OF SEAL
67.1.The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda, but in no event in the United Kingdom.
67.2.A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.
67.3.A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.
ACCOUNTS
68.RECORDS OF ACCOUNT
68.1.The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:
(a)all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;
(b)all sales and purchases of goods by the Company; and
(c)all assets and liabilities of the Company.
68.2.Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.
68.3.Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.
69.FINANCIAL YEAR END
The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

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AUDITS
70.ANNUAL AUDIT
Subject to Applicable Law, rules or regulations (including the rules and regulations of any Relevant Exchange) and any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.
71.APPOINTMENT OF AUDITOR
71.1.Subject to the Act and any other requirements of Applicable Law, rules or regulations (including the rules and regulations of any Relevant Exchange), the Members shall appoint, or shall approve the appointment of, an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.
71.2.The Auditor may be a Member but no Director, Officer or employee of the Company shall, during his continuance in office, be eligible to act as an Auditor of the Company.
72.REMUNERATION OF AUDITOR
72.1.The remuneration of an Auditor appointed by the Members shall be fixed by the Company in general meeting or in such manner as the Members may determine.
72.2.The remuneration of an Auditor appointed by the Board to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board.
73.DUTIES OF AUDITOR
73.1.The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.
73.2.The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.
74.ACCESS TO RECORDS
The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.
75.FINANCIAL STATEMENTS AND THE AUDITOR'S REPORT
75.1.Subject to the following Bye-law 75.2, the financial statements and/or the auditor's report as required by the Act shall
(a)be laid before the Members at the annual general meeting; or

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(b)be received, accepted, adopted or approved by the Members by written resolution passed in accordance with these Bye-laws.
75.2.If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor's report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.
76.VACANCY IN THE OFFICE OF AUDITOR
The Board may fill any casual vacancy in the office of the auditor.
77.MERGERS OR AMALGAMATIONS
In respect of any merger or amalgamation of the Company with any other company or corporation, wherever incorporated, which the Act requires to be approved by the Members, the necessary general meeting quorum shall be two or more persons throughout the meeting and representing in person or by proxy in excess of 25% of the total voting rights of all issued and outstanding shares of the Company and the Members' approval shall be as set out in Bye-law 28 respectively.
VOLUNTARY WINDING-UP AND DISSOLUTION
78.WINDING-UP
If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.
CHANGES TO CONSTITUTION
79.CHANGES TO BYE-LAWS
No Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members including the affirmative vote of not less than two-thirds of all votes cast at a general meeting.
80.DISCONTINUANCE
The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.

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